Exhibit 99.1
Plains All American Pipeline, L.P.
     Unaudited Pro Forma Condensed Combined Financial Statements of Plains All American Pipeline, L.P. as of and for the nine months ended September 30, 2006 and for the twelve months ended December 31, 2005.

PLAINS ALL AMERICAN PIPELINE, L.P.
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction	F-2

Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2006	F-3

Unaudited Pro Forma Condensed Statement of Combined Operations for the Nine Months Ended September 30, 2006	F-4

Unaudited Pro Forma Condensed Statement of Combined Operations for the Twelve Months Ended December 31, 2005	F-5

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-6

Pro Forma Sensitivity Analysis	F-11

PLAINS ALL AMERICAN PIPELINE, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial statements give effect to the merger of Pacific Energy Partners, L.P. (“Pacific”) into Plains All American Pipeline, L.P. (“Plains”) completed on November 15, 2006. The merger-related transactions included:
•	The acquisition from LB Pacific, LP and its affiliates (“LB Pacific”) of the general partner interest and incentive distribution rights of Pacific as well as 5,232,500 common units of Pacific and 5,232,500 subordinated units of Pacific for a total of $700 million in cash; and

•	The acquisition of the balance of Pacific’s equity through a unit-for-unit merger in which each Pacific unitholder (other than LB Pacific) has the right to receive 0.77 newly issued Plains common units for each Pacific common unit.
     Upon completion of the merger-related transactions, the general partner and limited partner ownership interests in Pacific were extinguished and Pacific was merged with and into Plains. Pacific’s operating subsidiaries are directly or indirectly owned by Plains. The merger-related transactions were accounted for using the purchase method of accounting. The estimates of fair value of the assets acquired and liabilities assumed are based on preliminary assumptions, pending the completion of an independent appraisal, with any excess of purchase price over the net fair value of assets acquired and liabilities assumed assigned to goodwill.
     The following unaudited pro forma condensed statement of combined operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been prepared as if the transactions described above had taken place on January 1, 2005. The unaudited pro forma condensed combined balance sheet at September 30, 2006 assumes the transactions were consummated on that date.
     The unaudited pro forma financial statements should be read in conjunction with and are qualified in their entirety by reference to the notes accompanying such unaudited pro forma financial statements as well as the notes included in the historical financial statements included in the following public filings:
(1)	Plains’ Annual Report on Form 10-K for the year ended December 31, 2005;

(2)	Plains’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;

(3)	Pacific’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2005; and

(4)	Pacific’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
     The unaudited pro forma financial statements are based on assumptions that Plains believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the results of the actual or future operations or financial condition that would have been achieved had the transactions occurred at the dates assumed (as noted above).
     The unaudited pro forma financial statements do not give effect to any anticipated cost savings or other financial benefits expected to result from the merger.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2006
(in millions)

	Plains	Pacific	Pro Forma		Plains
	Historical	Historical	Adjustments		Pro Forma
CURRENT ASSETS
Cash and cash equivalents	$10.3	$13.7	$21.6	(b)	$24.0
			967.7	(b)
			(248.6	)(b)
			(740.7	)(b)
Trade accounts receivable and other receivables, net	1,441.5	195.2	(7.2	)(c)	1,629.5
Inventory	1,351.5	46.0	0.1	(b)	1,397.6
Other current assets	188.9	10.3	—		199.2

Total current assets	2,992.2	265.2	(7.1)		3,250.3

PROPERTY AND EQUIPMENT, net	2,359.0	1,252.8	(53.1	)(a)	3,816.9
			258.2	(b)
OTHER ASSETS
Pipeline linefill in owned assets	204.1	—	52.2	(a)	266.2
			9.9	(b)
Inventory in third party assets	77.0	—	0.9	(a)	79.3
			1.4	(b)
Investments in unconsolidated affiliates	125.7	8.7	—		134.4
Goodwill	183.3	—	780.0	(b)	963.3
Other, net	106.6	85.5	33.5	(b)	225.6

Total assets	$6,047.9	$1,612.2	$1,075.9		$8,736.0

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,822.9	$188.8	$(7.2	)(c)	$2,004.5
Due to related parties	7.9	—	—		7.9
Short-term debt	993.7	—	—		993.7
Other current liabilities	116.7	15.4	—		132.1

Total current liabilities	2,941.2	204.2	(7.2)		3,138.2
LONG-TERM LIABILITIES
Long-term debt under credit facilities and other	3.6	—	248.6	(a)	971.3
			967.7	(b)
			(248.6	)(b)
Senior notes, net	1,196.8	—	420.6	(a)	1,639.2
			21.8	(b)
Senior notes and credit facilities, net	—	669.2	(669.2	)(a)	—
Other long-term liabilities and deferred credits	66.9	49.9	7.9	(b)	124.7

Total liabilities	4,208.5	923.3	741.6		5,873.4

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL
Common unitholders	1,792.6	640.2	1,001.6	(b)	2,794.2
			(640.2	)(b)
Subordinated unitholders	—	14.5	(14.5	)(b)	—
General partner	46.8	12.2	21.6	(b)	68.4
			(12.2	)(b)
Undistributed employee long-term incentive compensation	—	0.5	(0.5	)(b)	—
Accumulated other comprehensive income	—	21.5	(21.5	)(b)	—

Total partners’ capital	1,839.4	688.9	334.3		2,862.6

Total Liabilities and Partners’ Capital	$6,047.9	$1,612.2	$1,075.9		$8,736.0

See notes to unaudited pro forma condensed combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
For the Nine Months Ended September 30, 2006
(in millions, except per unit data)

	Plains	Pacific	Pro Forma		Plains
	Historical	Historical	Adjustments		Pro Forma
REVENUES	$18,053.6	$229.6	$(24.7)	(d)	$18,258.5
COSTS AND EXPENSES
Purchases and related costs	17,351.4	—	(23.3)	(d)	17,328.1
Field operating costs	260.5	99.1	(1.4)	(d)	358.2
General and administrative expenses	92.2	18.2	—		110.4
Depreciation and amortization	67.1	30.7	1.8	(a)	104.9
			(30.7)	(e)
			36.0	(f)
Merger costs	—	4.5	—		4.5

Total costs and expenses	17,771.2	152.5	(17.6)		17,906.1

Share of net income of Frontier	—	1.2	(1.2)	(a)	—

OPERATING INCOME	282.4	78.3	(8.3)		352.4

OTHER INCOME (EXPENSE)
Equity earnings (loss) in unconsolidated affiliates	2.2	—	1.2	(a)	3.4
Interest expense	(52.5)	(30.0)	(34.3)	(g)	(115.0)
			1.8	(a)
Interest income and other income, net	0.7	1.5	—		2.2

Income from continuing operations before income taxes	232.8	49.8	(39.6)		243.0
Income tax (expense) benefit:
Current	—	(2.3)	—	(h)	(2.3)
Deferred	—	4.8	—	(h)	4.8

Income from continuing operations before cumulative effect of change in accounting principle	232.8	52.3	(39.6)		245.5
Cumulative effect of change in accounting principle	6.3	—	—		6.3

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$239.1	$52.3	$(39.6)		$251.8

NET INCOME FROM CONTINUING OPERATIONS—LIMITED PARTNERS	$212.7				$239.9

NET INCOME FROM CONTINUING OPERATIONS—GENERAL PARTNER	$26.4				$11.9

BASIC NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT
Basic net income per limited partner unit before cumulative effect of change in accounting principle	$2.37				$2.11
Cumulative effect of change in accounting principle per limited partner unit	0.08				0.06

Basic net income from continuing operations per limited partner unit	$2.45				$2.17

DILUTED NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT
Diluted net income per limited partner unit before cumulative effect of change in accounting principle	$2.35				$2.09
Cumulative effect of change in accounting principle per limited partner unit	0.08				0.06

Diluted net income from continuing operations per limited partner unit	$2.43				$2.15

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	77.0		22.2	(b)	99.2

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	77.8		22.2	(b)	100.0

See notes to unaudited pro forma condensed combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
For the Twelve Months Ended December 31, 2005
(in millions, except per unit data)

	Plains	Pacific	Pro Forma		Plains
	Historical	Historical	Adjustments		Pro Forma
REVENUES	$31,177.3	$224.3	$(12.6)	(d)	$31,389.0
COSTS AND EXPENSES
Purchases and related costs	30,442.5	—	(11.2)	(d)	30,431.3
Field operating costs	272.5	104.4	(1.4)	(d)	375.5
General and administrative expenses	103.2	18.5	—		121.7
Accelerated long-term incentive plan compensation expense	—	3.1	—		3.1
Line 63 oil release costs	—	2.0	—		2.0
Transaction costs	—	1.8	—		1.8
Depreciation and amortization	83.5	29.4	2.0	(a)	133.5
			(29.4	)(e)
			48.0	(f)

Total costs and expenses	30,901.7	159.2	8.0		31,068.9

Other, net	—	(0.5)	—		(0.5)
Share of net income of Frontier	—	1.8	(1.8)	(a)	—

OPERATING INCOME	275.6	66.4	(22.4)		319.6
OTHER INCOME (EXPENSE)
Equity earnings in unconsolidated affiliates	1.0	—	1.8	(a)	2.8
Interest expense	(59.4)	(26.7)	(48.5	)(g)	(132.6)
			2.0	(a)
Interest income and other income, net	0.6	1.1	—		1.7

Income from continuing operations before income taxes	217.8	40.8	(67.1)		191.5
Income tax (expense) benefit:
Current	—	(1.3)	—	(h)	(1.3)
Deferred	—	0.1	—	(h)	0.1

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$217.8	$39.6	$(67.1)		$190.3

NET INCOME FROM CONTINUING OPERATIONS—LIMITED PARTNERS	$198.8				$186.5

NET INCOME FROM CONTINUING OPERATIONS—GENERAL PARTNER	$19.0				$3.8

BASIC NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$2.77				$2.00

DILUTED NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$2.72				$1.98

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	69.3		22.2	(b)	$91.5

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	70.5		22.2	(b)	92.7

See notes to unaudited pro forma condensed combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     These unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of Plains and Pacific; therefore, actual results could differ materially from the pro forma information. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. Plains believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information. Please read “Pro Forma Sensitivity Analysis” for assumptions related to fair value estimates.
     The Plains Pro Forma income before cumulative effect of change in accounting principle for the year ended December 31, 2005 includes, as required, the following pro forma adjustments related to the acquisition of the Valero assets that Pacific acquired effective September 30, 2005: (i) depreciation expense for the entire year of approximately $11 million associated with Plains’ estimated purchase price allocated to the Valero assets; and (ii) interest expense of approximately $11 million for the entire year on the $175 million 6 1/4% senior notes issued to fund the asset acquisition. However, since the Valero transaction was an asset acquisition, the Plains Pro Forma income before cumulative effect of change in accounting principle for the year ended December 31, 2005 does not include revenues and related operating expenses for the period prior to the asset acquisition by Pacific. In addition, the Plains Pro Forma income before cumulative effect of change in accounting principle for the year ended December 31, 2005 and the nine months ended September 30, 2006 does not include any synergies that Plains expects to achieve as a result of the merger with Pacific.
     The merger of Pacific into Plains presented in these pro forma statements has been accounted for using the purchase method of accounting and the purchase price allocation has been estimated in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” The total estimated consideration is summarized below (in millions):

Cash payment to LB Pacific	$700.0
Estimated fair value of Plains common units issued in exchange for Pacific common units (see below)	1,001.6
Assumption of Pacific debt (at estimated fair value)	690.9
Estimated transaction costs	40.7

Total consideration	$2,433.2

     Upon effectiveness of the merger, each Pacific common unit (other than the 5,232,500 common units purchased from LB Pacific) was converted into the right to receive 0.77 Plains common units. Cash paid for any fractional units as a result of the exchange was immaterial. The number of Plains common units that were issued in the exchange was 22,247,040 calculated as follows:

Pacific units outstanding at September 30, 2006
Common units	34,074,032
Subordinated units	5,232,500

Total Pacific historical units outstanding at September 30, 2006	39,306,532
Pro forma adjustments to Pacific historical units outstanding:
Plains purchase of subordinated units held by LB Pacific	(5,232,500)
Plains purchase of common units held by LB Pacific	(5,232,500)
Issuance of common units for outstanding Pacific restricted unit awards	50,853

Pacific common units subject to exchange offer by Plains	28,892,385
Exchange ratio (0.77 Plains common units for each Pacific common unit)	0.77

Plains units issued to Pacific common unitholders in connection with merger prior to reduction for fractional units	22,247,136
Reduction for fractional units	(96)

Plains units issued to Pacific common unitholders in connection with merger	22,247,040

Average closing price of Plains common units (see below)	$45.02

Estimated fair value of Plains common units issued in exchange for Pacific common units (in millions)	$1,001.6

     In accordance with purchase accounting rules, the pro forma value of the units issued in the exchange is based on the average closing price of Plains common units immediately prior to and after the merger was announced on June 12, 2006. The following table shows the closing prices of Plains common units for the two trading days prior to and after the proposed merger was announced.

June 8, 2006	$46.30
June 9, 2006	46.10
June 13, 2006	43.88
June 14, 2006	43.81

Average closing price of Plains common units	$45.02

     Plains will obtain a valuation of Pacific’s assets and liabilities in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may result in some amounts being assigned to tangible or amortizable intangible assets apart from goodwill.

     The following table shows Plains’ preliminary purchase price allocation (in millions):

		Depreciable
Description	Amount	Life
PP&E	$1,457.9	4-35
Inventory	46.1	n/a
Pipeline linefill and inventory in third party assets	64.4	n/a
Intangible assets	101.0	0-17
Working capital, excluding inventory	15.0	n/a
Other long-term assets and liabilities, net	(31.2)	n/a
Goodwill (see below)	780.0	n/a

Total	$2,433.2

     To the extent that any amount is assigned to a tangible or finite lived intangible asset, this amount may ultimately be depreciated or amortized (as appropriate) to earnings over the expected period of benefit of the asset. To the extent that any amount remains as goodwill or indefinite lived intangible assets, this amount would not be subject to depreciation or amortization, but would be subject to periodic impairment testing and, if necessary, would be written down to fair value should circumstances warrant.
     The following table shows Plains’ preliminary calculation of the estimated pro forma goodwill amount (in millions):

Cash payment to LB Pacific	$700.0
Estimated fair value of Plains common units issued in exchange for Pacific common units	1,001.6
Estimated transaction costs	40.7

Total consideration, excluding debt assumed	1,742.3
Less: Estimated fair value of Pacific’s net assets	(962.3)

Excess of purchase price over net assets of Pacific preliminarily assigned to goodwill	$780.0

     For an analysis of the sensitivity of pro forma earnings to potential reclassifications of this preliminary goodwill amount to tangible or intangible assets, please read “Pro Forma Sensitivity Analysis” below.
     The following table shows Plains’ preliminary calculation of the sources of funding for the acquisition (in millions):

Fair value of Plains common units issued in exchange for Pacific common units	$1,001.6
Plains general partner equity capital contribution	21.6
Assumption of Pacific debt (at estimated fair value)	690.9
Repayment of Pacific credit facility	(248.6)
Plains new debt incurred	967.7

Total sources of funding	$2,433.2

     Pro Forma Adjustments
a.	To reclassify certain line items on Pacific’s historical financial statements to conform to Plains’ historical presentation.

b.	Records the cash paid, equity exchanged, additional obligations assumed and adjustments to fair value of the assets purchased and liabilities assumed in the merger based on the purchase method of accounting.

c.	Reflects the elimination of accounts receivable and accounts payable balances between Plains and Pacific.

d.	Reflects the elimination of purchases and sales between Plains and Pacific.

e.	To reverse historical depreciation and amortization as recorded by Pacific.

f.	Reflects depreciation and amortization on the acquired assets based on the straight-line method of depreciation over average useful lives ranging from 4 to 35 years.

g.	Reflects the net adjustment to interest expense for (i) the increase in long-term debt of approximately $968 million from the issuance of $400 million of 6.125% Senior Notes due 2017 and $600 million of 6.65% Senior Notes due 2037 using a weighted average interest rate of 6.4%, (ii) the decrease in long-term debt of approximately $249 million from the repayment of the Pacific credit facility and (iii) the amortization of the discounts on the senior notes issued by Plains and premiums on the fair value of Pacific senior notes assumed in the merger. The impact to interest expense of a 1/8% change in interest rates would be approximately $1.6 million per year.

h.	The pro forma adjustments to the statements of combined operations have not been tax-effected as the effect on income tax expense is not deemed to be material to the pro forma results of operations.
Plains Earnings per Limited Partner Unit
     Earnings per limited partner unit is determined by dividing net income after deducting the amount allocated to the general partner interest, including its incentive distribution in excess of its 2% interest, by the weighted average number of limited partner units outstanding during the period. Plains’ general partner is entitled to receive incentive distributions if the amount it distributes with respect to any quarter exceeds levels specified in its partnership agreement. Upon closing of the merger, Plains’ general partner has agreed to reduce the amounts due it as incentive distributions commencing with the earlier to occur of (i) the payment date of the first quarterly distribution declared and paid after the closing date that equals or exceeds $0.80 per unit or (ii) the payment date of the second quarterly distribution declared and paid after the closing date. Such adjustment shall be as follows: (i) $5 million per quarter for the first four quarters, (ii) $3.75 million per quarter for the next eight quarters, (iii) $2.5 million per quarter for the next four quarters, and (iv) $1.25 million per quarter for the final four quarters. The total reduction in incentive distributions will be $65 million.

     The following sets forth the computation of basic and diluted earnings per limited partner unit for Plains on a historical and pro forma basis. The net income available to limited partners and the weighted average limited partner units outstanding have been adjusted for instruments considered common unit equivalents.

	Nine Months ended		Year ended
	September 30, 2006		December 31, 2005
	Plains	Plains	Plains	Plains
	Historical	Pro Forma	Historical	Pro Forma
		(in millions, except per unit data)
Numerator for basic and diluted earnings per limited partner unit:
Net income	$239.1	$251.8	$217.8	$190.3
Less: General partner’s incentive distribution paid	(22.1)	(22.0)	(15.0)	(15.0)
Incentive distribution reduction	—	15.0	—	15.0

Subtotal	217.0	244.8	202.8	190.3
General partner 2% ownership	(4.3)	(4.9)	(4.1)	(3.8)

Net income available to limited partners	212.7	239.9	198.7	186.5
EITF 03-06 additional general partner’s distribution	(23.8)	(24.7)	(7.1)	(3.3)

Net income available to limited partners under EITF 03-06	$188.9	$215.2	$191.6	$183.2
Less: Limited partner 98% portion of cumulative effect of change in accounting principle	(6.2)	(6.2)	—	—

Limited partner net income before cumulative effect of change in accounting principle	$182.7	$209.0	$191.6	$183.2

Denominator:
Historical weighted average number of limited partner units outstanding	77.0	77.0	69.3	69.3
Common unit exchange	—	22.2	—	22.2

Denominator for basic earnings per limited partner unit	77.0	99.2	69.3	91.5
Effect of dilutive securities:
Weighted average Long Term Incentive Plan units outstanding	0.8	0.8	1.2	1.2

Denominator for diluted earnings per limited partner unit	77.8	100.0	70.5	92.7

Basic net income per limited partner unit before cumulative effect of change in accounting principle	$2.37	$2.11	$2.77	$2.00
Cumulative effect of change in accounting principle per limited partner unit	0.08	0.06	—	—

Basic net income per limited partner unit	$2.45	$2.17	$2.77	$2.00

Diluted net income per limited partner unit before cumulative effect of change in accounting principle	$2.35	$2.09	$2.72	$1.98
Cumulative effect of change in accounting principle per limited partner unit	0.08	0.06	—	—

Diluted net income per limited partner unit	$2.43	$2.15	$2.72	$1.98

PRO FORMA SENSITIVITY ANALYSIS
     Certain of the pro forma adjustments incorporate Plains’ preliminary estimate of the fair value of the business that Plains is acquiring. Preliminary estimates are that the excess of the purchase price over the preliminary fair values (“excess cost”) may be assigned to non-amortizable other intangible assets or goodwill as opposed to depreciable fixed assets or amortizable intangible assets. Plains will obtain a valuation of Pacific’s assets and liabilities in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may result in some amounts being assigned to tangible or amortizable intangible assets, and this amount may ultimately be depreciated or amortized (as appropriate) to earnings over the expected benefit period of the asset. To the extent that any amount remains as goodwill or indefinite lived intangible assets, this amount would not be subject to depreciation or amortization, but would be subject to periodic impairment testing and, if necessary, would be written down to a lower fair value should circumstances warrant.
     The table below shows the potential decrease in pro forma net income from continuing operations if certain amounts of the goodwill were ultimately assigned to tangible or amortizable intangible assets. For purposes of calculating this sensitivity, Plains has applied the straight-line method of cost allocation over an estimated useful life of 29 years to various fair values. The decrease in annual basic earnings per unit is predicated on the basic earnings per unit determined using the pro forma income from continuing operations amount. The resulting pro forma adjustments are as follows (in millions, except per unit amounts):
For the Nine Months Ended September 30, 2006

					Decrease in Net
					Income from
				Decrease in Net	Continuing
			Average	Income from	Operations
Estimated	Change in		Depreciable Life	Continuing	per Limited
Goodwill	Allocation		of Assets	Operations	Partner Unit
$780.0	20%	$156.0	29	$(4.0)	$(0.02)
$780.0	40%	$312.0	29	$(8.1)	$(0.04)
$780.0	60%	$468.0	29	$(12.1)	$(0.06)
$780.0	80%	$624.0	29	$(16.1)	$(0.08)
$780.0	100%	$780.0	29	$(20.2)	$(0.10)
For the Twelve Months Ended December 31, 2005

					Decrease in Net
					Income from
				Decrease in Net	Continuing
			Average	Income from	Operations
Estimated	Change in		Depreciable Life	Continuing	per Limited
Goodwill	Allocation		of Assets	Operations	Partner Unit
$780.0	20%	$156.0	29	$(5.4)	$(0.05)
$780.0	40%	$312.0	29	$(10.8)	$(0.10)
$780.0	60%	$468.0	29	$(16.1)	$(0.15)
$780.0	80%	$624.0	29	$(21.5)	$(0.20)
$780.0	100%	$780.0	29	$(26.9)	$(0.25)